                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Pitts and C. Michael Malm, jointly and severally, his attorneys-in-fact, each with the power of substitution and resubstitution, for him in any and all capacities, to sign the Registration Statement on Form S-8, and any amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                Signature             Title                 Date
                ---------             -----                 ----
         /s/ Alan S. McKim
         _______________________  Chairman of the       June 9, 1995
         Alan S. McKim            Board of Directors
                                  President, and Chief
                                  Executive Officer

         /s/ Christy W. Bell
         _______________________     Director           June 9, 1995
         Christy W. Bell


         /s/ John F. Kaslow
         _______________________     Director           June 2, 1995
         John F. Kaslow


         /s/ Daniel J. McCarthy
         _______________________     Director           June 2, 1995
         Daniel J. McCarthy


         /s/ John T. Preston
         _______________________     Director           June 8, 1995
         John T. Preston


         /s/ Lorne R. Waxlax
         _______________________     Director           June 2, 1995
         Lorne R. Waxlax